                                                                    EXHIBIT 10.4

                                LOAN AGREEMENT
                                --------------


     THIS LOAN AGREEMENT ("Agreement"), dated as of the 28th day of June, 1996, is made and entered into on the terms and conditions hereinafter set forth, by and between SOFTSENSE COMPUTER PRODUCTS, INC., a Georgia corporation ("Borrower"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").


                                   RECITALS:
                                   --------

     WHEREAS, Borrower has requested that Lender make available to Borrower a term loan in the original principal amount of Three Million Dollars and No/100ths Dollars ($3,000,000.00) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

     WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

     WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth.


                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:


                                   ARTICLE 1
                                   THE LOAN
                                   --------

     1.1  Evidence of Loan Indebtedness and Repayment.  Subject to the terms and
          -------------------------------------------
conditions hereof, Lender shall make the Loan to Borrower by wire transfer in immediately available funds. The Loan shall be evidenced by a Secured Promissory Note in the original principal amount of Three Million and No/100ths Dollars ($3,000,000.00), substantially in the form of Exhibit A attached hereto and incorporated herein by this reference (the "Note"), dated as of the date hereof, executed by Borrower, in favor of Lender. The Loan shall be payable in accordance with the terms of the Note. The Note, this Agreement and any other instruments and documents executed by Borrower, any guarantor of Borrower, or any shareholder of Borrower, now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents."

     1.2  Processing Fee.  Borrower shall pay a processing fee of $75,000 to
          --------------
Lender at closing.

     1.3  Purpose(s) of Loan and Use of Proceeds.  The purposes of the Loan
          --------------------------------------
shall be to provide working capital to Borrower, and to pay all costs and expenses incurred by the parties hereto in connection with the making and documenting of the Loan, including attorneys' fees and expenses. The proceeds of the Loan shall not be used for any other purpose.

     1.4  Prepayment.  Borrower may prepay the indebtedness evidenced by the
          ----------
Note in whole or in part at any time and from time to time without premium or penalty.


                                   ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     2.1  Borrower's Representations.  Borrower hereby represents and warrants
          --------------------------
to Lender as follows:

          (a)  Corporate Status.  Borrower is a corporation duly organized,
               ----------------
     validly existing and in good standing under the laws of the State of Georgia; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and in good standing in Georgia and each other state in which a failure to be so qualified and in good standing would have a material adverse effect on (a) the property, business, operations or financial condition of Borrower and its Subsidiaries (as hereafter defined) taken as a whole or (b) the ability of Borrower to perform its obligations under the Loan Documents (collectively, a "Material Adverse Effect").

          (b)  Subsidiaries.  Schedule 2.1(b) hereto is a complete list of each
               ------------
     corporation, partnership, joint venture, limited liability company or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which Borrower or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by Borrower. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.1(b), which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) it is required so to qualify. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Borrower and the Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on
     Schedule 2.1(b), free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind other than Permitted Liens (as hereafter defined) and other than as set forth on Schedule 2.1(b). Except where otherwise indicated herein or unless the context otherwise requires, any reference to Borrower herein shall include Borrower and all of its Subsidiaries.

          (c)  Authorization. Borrower has full legal right, power and authority
               -------------
     to conduct its business and affairs. Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its obligations thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any material provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the articles of incorporation or bylaws of Borrower, or any material agreement binding upon Borrower. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

          (d)  Validity and Binding Effect.  This Agreement and the other Loan
               ---------------------------
     Documents are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

          (e)  Capitalization.  As of the date hereof, the authorized capital
               --------------
     stock of Borrower consists solely of 30,000,000 shares of capital stock with 20,000,000 shares designated no par value per share ("Voting Common Stock"), of which 6,857,132 shares are issued and outstanding (the "Voting Common Shares") and 1,050,601 shares of which shall be reserved for issuance upon exercise of the Stock Purchase Warrant dated as of the date hereof and issued to Lender (the "Warrant") and with 10,000,000 shares designated as Class A Common Stock, no par value per share ("Class A Common Stock") (Voting Common Stock and Class A Common Stock are sometimes referred to herein collectively as "Common Stock"), of which 1,142,889 shares are issued and outstanding ("Class A Shares") (the Voting Common Shares and the Class A Shares are sometimes referred to herein collectively as the "Shares"); provided, however, that the number of shares reserved for issuance upon exercise of the Warrant shall be increased from time to time in accordance with the terms of the Warrant. As of the date hereof, Borrower shall not have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its Common Stock or any stock or securities convertible into or exchangeable for its Common Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 2.1(e) and for the Warrant. Schedule 2.1(e) accurately sets forth the following with respect
               ---------------
     to all outstanding options and rights to acquire the Common Stock from
     Borrower: (i) the total number of shares issuable upon exercise of all outstanding options, (ii) the range of exercise prices for all such outstanding options, (iii) the number of shares issuable, the exercise price and the expiration date for each such outstanding option and (iv) with respect to all outstanding options, warrants and rights to acquire Borrower's capital stock other than the Warrant, the holder, the number of shares covered, the exercise price and the expiration date. As of the date hereof, Borrower shall not be subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in the Warrant or on Schedule 2.1(e). As
                                                             ---------------
     of the date hereof, all of the outstanding shares of Borrower's capital stock shall be validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.1(e), there are no statutory or contractual preemptive
              ---------------
     rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of Borrower, with respect to the issuance of the Warrant or the issuance of the Common Stock upon exercise of the Warrant. All such rights granted in the documents listed on Schedule 2.1(e) have been effectively waived with regard to the issuance
        ---------------
     of the Warrant, the exercise of the Warrant and the issuance of the Common Stock upon exercise of the Warrant. Assuming the accuracy of certain representations to be made by the holder of the Warrant, Borrower has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrant hereunder does not require registration under the Securities Act of 1933, as amended or any applicable state securities laws. To the best of Borrower's knowledge, there are no agreements among Borrower's stockholders with respect to any other aspect of Borrower's affairs, except as set forth on Schedule 2.1(e).
                                                   ---------------

          (f)  Trademarks, Patents, Etc.  Schedule 2.1(f) is an accurate and
               ------------------------
     complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications therefor owned by Borrower or used or required by Borrower in the operation of its business, title to each of which is, except as set forth in Schedule 2.1(f) hereto, held by Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances other than Permitted Liens. To the knowledge of Borrower, there is no infringement action, lawsuit, claim or complaint which asserts that Borrower's operations violate or infringe the rights or the trade names, trademarks, trademark registration, service name, service mark or copyright of others with respect to any apparatus or method of Borrower or any adversely held trademark, trade name, trademark registration, service name, service mark or copyright, nor is Borrower in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

          (g)  No Conflicts.  Consummation of the transactions hereby
               ------------
     contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower is a party or by which Borrower, or its respective properties may be bound or affected which, individually or in the aggregate, could have a Material Adverse Effect or to which Borrower has not obtained an effective waiver.

          (h)  Litigation.  There are no actions, suits or proceedings pending,
               ----------
     or, to the knowledge of Borrower, threatened, against or affecting Borrower or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency which if adversely determined could have a Material Adverse Effect; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

          (i)  Financial Statements. The financial statements of Borrower, dated
               --------------------
     April 30, 1996, attached hereto as Schedule 2.1(i)(A), are true and correct in all material respects have been prepared on the basis of accounting principles consistently applied, and fairly present the financial condition of Borrower as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower since the date(s) thereof, and no additional borrowings have been made by Borrower since the date(s) thereof other than as set forth on Schedule 2.1(i)(B).

          (j)  Other Agreements; No Defaults.  Borrower is not a party to
               -----------------------------
     indentures, loan or credit agreements, leases or other agreements or instruments, or subject to any articles of incorporation or corporate restrictions that could have a Material Adverse Effect. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents where such default, individually or in the aggregate with any other defaults, could reasonably be expected to have a Material Adverse Effect, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

          (k)  Compliance With Law.  Borrower has obtained all material
               -------------------
     licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted except where the failure to have any such license, permit, approval or authorization would not have a Material Adverse Effect. To Borrower's knowledge, Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.

          (l)  Debt.  Schedule 2.1(l) is a complete and correct list of all
               ----
     credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower, or any of the properties thereof is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

          (m)  Taxes.  Except as set forth on Schedule 2.1(m), Borrower has
               -----
     filed or caused to be filed all tax returns that to Borrower's knowledge are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on them by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). To the knowledge of Borrower, no tax liens have been filed against Borrower, or any of the property thereof.

          (n)  Small Business Concern.  Borrower, together with its "affiliates"
               ----------------------
     (as that term is defined in Title 13, Code of Federal Regulations, (S) 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder. The information set forth in the Small Business Administration Forms 480, 652 and Part A of Form 1031 regarding Borrower upon delivery, pursuant to Section 4.1 hereof, will be accurate and complete in all material respects. Borrower does not presently engage in, and it will not hereafter engage in, any activities which, and Borrower will not, directly or indirectly, use the proceeds from the Loan for any purpose for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations (S)107.720.

          (o)  Certain Transactions.  Except as set forth on Schedule 2.1(o)
               --------------------
     hereto, Borrower is not indebted, directly or indirectly, to any of its shareholders, officers, or directors or to their respective spouses or children, in any amount whatsoever; none of said shareholders, officers or directors or any members of their immediate families, are indebted to Borrower or have any direct or indirect ownership interest in any firm or corporation with which Borrower has a business relationship, or any firm or corporation which competes with Borrower, except that shareholders, officers and/or directors of Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with Borrower. No officer or director of Borrower or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrower. Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          (p)  Statements Not False or Misleading.  No representation or
               ----------------------------------
     warranty given as of the date hereof by Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by Borrower to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

          (q)  Margin Regulations. Borrower is not engaged in the business of
               ------------------
     extending credit for the purpose of purchasing or carrying margin stock.
     No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended.

          (r)  Significant Contracts.  Schedule 2.1(r) is a complete and correct
               ---------------------
     list of all contracts, agreements and other documents pursuant to which Borrower receives revenues in excess of $25,000 per fiscal year. To the knowledge of Borrower, each such contract, agreement and other document is in full force and effect as of the date hereof and Borrower knows of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

          (s)  Environment.  Borrower has duly complied with, and its business,
               -----------
     operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, except to the extent that failure to do so would not have a Material Adverse Effect. Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters, except to the extent that failure to do so would not have a Material Adverse Effect. Borrower has not received notice of, or knows of, facts which might reasonably be deemed to constitute a material violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. To the knowledge of Borrower, except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from any premises owned or leased by Borrower in connection with the operation of its business. Borrower has not received any complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower has no indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

          (t)  Fees; Commissions.  Except as set forth in Schedule 2.1(t),
               -----------------
     Borrower has not agreed to pay any finder's fee, commission, origination fee (except for the processing and commitment fees due pursuant to Section 1.2) or other similar fee or charge to any person or entity with respect to the Loan and investment transactions contemplated hereunder.

          (u)  ERISA.  Borrower is in compliance in all material respects with
               -----
     all applicable provisions of ERISA (as defined in Section 3.11 hereof). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any Plan (as defined in Section 3.11 hereof); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); Borrower and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any commonly controlled entity to the PBGC or the Plan under Title IV of ERISA; and neither Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

          (v)  Title to Properties.  Borrower has good, marketable and insurable
               -------------------
     title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all liens other than Permitted Liens (as defined in Section 3.15 hereof) and the liens set forth on
     Schedule 2.1(v).

          (w)  Material Adverse Effect.  Since April 30, 1996, no event has
               -----------------------
     occurred which has resulted or which Borrower reasonably believes could be expected to result in a Material Adverse Effect. No default or event of default under any other material agreement will occur as a result of the transactions contemplated by this Agreement or by the Warrant.

          (x)  Financial Solvency.  Borrower is not entering into the
               ------------------
     arrangements contemplated by this Agreement and the other Loan Documents with actual intent to hinder, delay or defraud either present or future creditors. On and as of the date hereof on a pro forma basis after giving effect to the transactions contemplated by the Loan Documents and to all debts incurred or to be created in connection herewith:

               (i) the present fair salable value of the assets of Borrower (on a going concern basis) will exceed the probable liability of Borrower on its debts (including its contingent obligations);

               (ii) Borrower has not incurred, nor does it intend to or believe that it will incur, debts (including contingent obligations) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source, and of amounts to be payable on or in respect of debts); and the amount of cash available to Borrower after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of debts, when such amounts are required to be paid; and

               (iii) Borrower will have sufficient capital with which to conduct its present and proposed business and the property of Borrower does not constitute unreasonably small capital with which to conduct its current business at present levels of operations.

          For purposes of this Section 2.1(y) "debt" means any liability on a
     (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such a right to an equitable remedy is reduced to judgment, fixed, contingent, unmatured, disputed, undisputed, secured, or unsecured.

          (y)  Offering of Note and Warrant.  Neither Borrower nor anyone acting
               ----------------------------
     on its behalf has offered the Note, the Warrant or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lender and not more than 35 other institutional investors. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Note and Warrant to Section 5 of the Securities Act of 1933, as amended, or the registration or qualification provisions of the blue sky laws of any state.

          (z)  Registration Rights.  Except as described in the Warrant,
               -------------------
     Borrower is not under any obligation to register under the Securities Act of 1933, as amended, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

          (aa) Employees.  Borrower has no current labor problems or disputes
               ---------
     which have resulted, or Borrower reasonably believes could reasonably be expected to result in, Material Adverse Effect.

          (ab) Issuance Taxes.  All taxes imposed on Borrower in connection with
               --------------
     the issuance, sale and delivery of the Note, the Warrant and the capital stock issuable upon exercise of the Warrant have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by Borrower.

          (ac) List of Deposit Institutions.  Schedule 2.1(ac) hereto sets forth
               ----------------------------   ----------------
     a true and complete list of all deposit institutions at which Borrower has or maintains an account or deposits of any kind.

          (ad) Locations and Names.  Except as set forth on Schedule 2.1(ad)(A)
               -------------------
     Borrower has not, during the five years preceding the date of this Agreement, been known as or used any other corporate, trade or fictitious name, nor acquired all or substantially all of the assets, capital stock or operating units of any person. Borrower has not, during the five years preceding the date of this Agreement, had a business location at any address other than addresses set forth on Schedule 2.1(ad)(B).

                                   ARTICLE 3
                           COVENANTS AND AGREEMENTS
                           ------------------------

          Borrower covenants and agrees that during the term of this Agreement:

     3.1  Payment of Obligations.  Borrower shall pay the indebtedness evidenced
          ----------------------
by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

     3.2  Financial Statements and Reports.  Borrower shall furnish to Lender
          --------------------------------
(i) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower as of the close of such fiscal year, a consolidated statement of earnings and retained earnings of Borrower as of the close of such fiscal year and a consolidated statement of cash flows for Borrower for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), audited by an independent certified public accountant acceptable to Lender and certified by an officer of Borrower and accompanied by a certificate of the President of Borrower, stating that to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default, as herein defined, has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower has taken or proposes to take in connection therewith), (ii) within fifteen business (15) days of the end of each calendar month, a consolidated balance sheet of Borrower as of the close of such month and a consolidated statement of earnings and retained earnings of Borrower as of the close of such month, all in reasonable detail (including financial information for the preceding six (6) months), and prepared substantially in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments), and (iii) with reasonable promptness, such other financial data as Lender may reasonably request.

     3.3  Maintenance of Books and Records; Inspection.   Borrower shall
          --------------------------------------------
maintain its books, accounts and records in accordance with GAAP, and after reasonable notice from Lender, shall permit Lender, its officers, employees and any professionals designated by Lender in writing, at Borrower's expense, to visit, inspect and/or audit any of its properties, books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lender may reasonably request; provided that such visit, inspection and/or audit shall not (i) occur more frequently than annually unless an Event of Default shall have occurred and be continuing and (ii) no such visit, inspection and/or audit shall materially interfere with the conduct of Borrower's business. Borrower shall reimburse Lender for all reasonable fees and costs incurred in connection with such visits, audits or inspections.

     3.4  Insurance.  Without limiting any of the requirements of any of the
          ---------
other Loan Documents, Borrower shall maintain in amounts customary for entities engaged in comparable business activity (i) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender, such approval not to be unreasonably withheld or delayed) and (ii) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Borrower's business. Borrower will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Borrower's Board of Directors. At the request of Lender, Borrower will deliver forthwith a certificate specifying the details of such insurance in effect.

     3.5  Taxes and Assessments.  Borrower shall (i) file all tax returns and
          ---------------------
appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (ii) and (iii) so long as appropriate reserves are maintained with respect thereto.

     3.6  Corporate Existence.  Borrower shall maintain its corporate existence
          -------------------
and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

     3.7  Compliance with Law and Other Agreements.  Except where the failure to
          ----------------------------------------
do so would not have a Material Adverse Effect, Borrower shall maintain its business, operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     3.8  Notice of Default.  Borrower shall give written notice to Lender of
          -----------------
the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

     3.9  Notice of Litigation.  Borrower shall give notice, in writing, to
          --------------------
Lender of (i) any actions, suits or proceedings instituted by any persons whomsoever against Borrower, or affecting any of the assets of Borrower, wherein the amount at issue is in excess of Twenty-Five Thousand and No/100ths Dollars ($25,000.00), and (ii) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrower on the one hand and any governmental regulatory body on the other hand, which dispute, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     3.10 Conduct of Business.  Borrower will continue to engage in a business
          -------------------
of the same general type and manner as conducted by it on the date of this Agreement. Without Lender's prior written consent, Borrower shall not modify or change any terms or conditions of any contracts and/or agreements to which Borrower is a party on the date hereof which modification or change could reasonably be expected to have a Material Adverse Effect.

     3.11 ERISA Plan.  If Borrower has in effect, or hereafter institutes, a
          ----------
pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. (S) 1001 et seq. (1975), as amended from time to time
                                   ------
("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) Borrower hereby warrants that no fact that could reasonably be expected to constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, and (iii) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

     3.12 Dividends, Distributions, Stock Rights, etc.  Borrower shall not
          --------------------------------------------
declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of Borrower, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan (except as required or permitted hereunder), nor grant any preemptive rights with respect to the capital stock of Borrower, without the prior written consent of Lender, except for (i) cash dividends or distributions made to Borrower's shareholders in amounts not to exceed federal and state tax liability owned by each such shareholder on account of the net income of Borrower as long as the Borrower is and remains and "electing small business corporation" for purposes of Subchapter S of the Internal Revenue Code of 1986, as amended, (ii) scheduled payments to Mr. Lawrence D. Parker pursuant to that certain Stock Repurchase Agreement dated as of October 31, 1994, (iii) the exercise of Borrower's right to repurchase shares held by Mr. Thomas Barrella at a price not to exceed $1.88/per share; (iv) the exercise of the Borrower's rights of first refusal and repurchase pursuant to the Borrower's rights of first refusal and repurchase pursuant to the Borrower's 1995 Incentive Stock Option Plan (up to but not exceeding $100,000 per year); provided that no payments shall be made pursuant to the foregoing if at the time such payment is to be made an Event of Default exists or existed within the previous six (6) months.

     3.13 Guaranties; Loans; Payment of Debt.  Without Lender's prior express
          ----------------------------------
written consent, Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for (i) the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business, and (ii) guaranties of obligations of Subsidiaries incurred in the ordinary course of business (other than guaranties with respect to money borrower). Without Lender's prior express written consent, Borrower shall not
(i) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (ii) make any payment on any debt for money borrowed (other than (A) regularly scheduled payments, without acceleration, made in the ordinary course of business and (B) regularly scheduled payments with respect to that certain Promissory Note issued by the Borrower to Mr. Lawrence D. Parker).

     3.14 Debt.  Without the express prior written consent of Lender, Borrower
          ----
shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, (excluding (i) the indebtedness evidenced by the Note, (ii) the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business, (iii) indebtedness incurred in the ordinary course of business (each of which, individually, does not exceed $25,000), (iv) the indebtedness listed on Schedule 2.1(l) hereto, (v) purchase money indebtedness incurred after the date hereof in an aggregate principal amount at any time not exceeding $150,000, and (vi) additional indebtedness of Borrower up to but not exceeding $150,000 at any time outstanding).

     3.15 No Liens.  Borrower shall not create, incur, assume or suffer to exist
          --------
any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its properties, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

          (a)  liens in favor of Lender;

          (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

          (c) liens in connection with the leasing of equipment in favor of the Lessor of such equipment;

          (d)  liens described on Schedule 2.1(l) hereto;

          (e) carriers, warehousemen's, mechanic's materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith;

          (f) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (g) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on use of property or minor imperfection in title thereto;

          (i) additional liens upon real and/or personal property acquired after the date hereof (by purchase, construction or otherwise), each of which liens (a) existed on such property prior to the time of its acquisition or (b) was created solely for the purposes of securing indebtedness representing, or incurred to finance, refinance or refund, the cost of such property;

          (j) additional liens upon real and/or personal property created after the date hereof, provided that the aggregate indebtedness secured thereby and incurred on or after the date hereof shall not exceed $150,000 in the aggregate at any time outstanding; and

          (k) any, extension, renewal or replacement of the foregoing, provided that the liens permitted hereunder shall not be permitted to spread to cover any additional indebtedness or property (other than the substitution of like property).

     3.16 Mergers, Consolidations, Acquisitions and Sales.   Except as set forth
          -----------------------------------------------
on Schedule 3.16 hereto, without the prior written consent of Lender, Borrower
   -------------
shall not (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary.

     3.17 Transactions With Affiliates.  Except as set forth on Schedule 3.17
          ----------------------------                          -------------
hereto, Borrower shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a person not an affiliate; provided that any affiliate who is an individual may serve as a director, officer or employee of Borrower or any of its Subsidiaries and receive reasonable compensation for his or her service in such capacity. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with Borrower.

     3.18 Environment.  Borrower shall be and remain in compliance in all
          -----------
material respects with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender promptly of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender promptly of any hazardous discharge from or affecting Borrower's premises; proceed with due diligence to contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender's request, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.


                                   ARTICLE 4
                             CONDITIONS TO CLOSING
                             ---------------------

     4.1  Closing of the Loan.  The obligation of Lender to fund the Loan on the
          -------------------
date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

          (a) Borrower shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

          (b) Lender shall have received an opinion of the Borrower's counsel, Smith, Gambrell & Russell, dated the Closing Date, in form and substance satisfactory to Lender's counsel, Chambliss & Bahner, PLLC.

          (c) Borrower shall have delivered to Lender the Note executed by Borrower.

          (d) Borrower shall have delivered to Lender a Stock Purchase Warrant executed by Borrower, in a form acceptable to Lender.

          (e) Borrower shall have delivered to Lender a Security Agreement executed by Borrower (in form acceptable to Lender) and related UCC-1 Financing Statement(s) (in form acceptable to Lender) executed by Borrower.

          (f) Borrower shall have delivered to Lender Pledge and Security Agreements (all in a form acceptable to Lender) and related stock proxies, stock powers, and stock certificates (all in form acceptable to Lender), executed by each shareholder of

     Borrower, respectively, and related stock pledge letters (all in form acceptable to Lender) executed by Borrower.

          (g) Borrower shall have delivered to Lender a Pledge and Security Agreement (in a form acceptable to Lender) and related stock proxy, stock power, and stock certificate (all in form acceptable to Lender), executed by Borrower, and related stock pledge letter (in a form acceptable to Lender) executed by Borrower's subsidiary.

          (h) Borrower shall have delivered to Lender the Small Business Administration Forms 480, 652 and 1031 (Parts A and B) completed by Borrower.

          (i) Borrower shall have delivered to Lender a Small Business Administration Economic Impact Assessment completed by Borrower, in a form acceptable to Lender.

          (j) Borrower shall have delivered to Lender a Landlord's Consent and Subordination of Lien, executed by Borrower's landlord, in a form acceptable to Lender.

          (k) Lender shall have received copies of the articles of incorporation and other publicly filed organizational documents of Borrower, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is incorporated.

          (l) Lender shall have received certified (as of the date of this Agreement) copies of all corporate action taken by Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

          (m) Lender shall have received a certificate as to the legal existence and good standing of Borrower, issued by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is incorporated.

          (n) Lender shall have received certificates of the Secretaries of State or other appropriate public officials as to Borrower's qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on its financial positions or its ability to conduct its business in the manner now conducted and as hereafter intended to be conducted.

          (o) Borrower shall have delivered to Lender a Collateral Assignment of Membership Interest executed by Borrower (in form acceptable to Lender) and related UCC-1 Financing Statement(s) (in form acceptable to Lender) executed by Borrower with respect to Borrower's membership interest in Prysm Tech, L.L.C.

          (p) Borrower shall have delivered to Lender a Trademark and Patent Security Agreement executed by Borrower (in form acceptable to Lender) and related UCC-1 Financing Statement(s) (in form acceptable to Lender) executed by Borrower.

          (q) Borrower shall have delivered to Lender a Collateral Assignment of Note executed by Borrower, in a form acceptable to Lender, together with all original promissory notes held by Borrower.

          (r) Borrower shall have delivered to Lender a Copyright and Royalty Security Agreement executed by Borrower (in form acceptable to Lender).

                                   ARTICLE 5
                              DEFAULT AND REMEDIES
                              --------------------

     5.1  Events of Default.  The occurrence of any of the following shall
          -----------------
constitute an Event of Default hereunder:

          (a) Default by Borrower in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five (5) days;

          (b) Any misrepresentation by Borrower, any guarantor of Borrower, or any shareholder of Borrower as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

          (c) Failure of Borrower, any guarantor of Borrower, or any shareholder of Borrower to perform any of its material obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents;

          (d) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (e) Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

          (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

          (g) Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower now or hereafter owed to Lender;

          (h) Borrower shall have defaulted and continue to be in default in the timely payment or performance of any other indebtedness or obligation, which in the aggregate exceeds Seventy-Thousand and No/100ths Dollars ($75,000.00) or materially adversely affects Borrower's financial condition;

          (i) Neither Erez Goren nor Alon Goren shall be significantly involved in the management and/or daily operations of Borrower.

     With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (fifteen (15) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower has had actual knowledge for the requisite number of days set forth.

     5.2  Acceleration of Maturity; Remedies.   Upon the occurrence of any Event
          ----------------------------------
of Default described in subsection 5.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

          (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Loan Documents; and

          (b) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

     5.3  Remedies Cumulative; No Waiver.  No right, power or remedy conferred
          ------------------------------
upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

     5.4  Proceeds of Remedies.  Any or all proceeds resulting from the exercise
          --------------------
of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

          First, to the costs and expenses, including, without limitation, reasonable attorney's fees incurred by Lender in connection with the exercise of its remedies;

          Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

          Third, to the payment of the obligations of Borrower under the Loan Documents (the "Obligations"), including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

          Fourth, the remainder, if any, to Borrower.


                                   ARTICLE 6
                                  TERMINATION
                                  -----------

     6.1  Termination of this Agreement.  This Agreement shall remain in full
          -----------------------------
force and effect until the later of (i) the Maturity Date (as defined in the Note), or (ii) the payment by Borrower of all amounts owed to Lender, at which time Lender shall cancel the Note and deliver it to Borrower; provided, however, that if at any time Borrower has satisfied all obligations to Lender, Borrower may terminate this Agreement by providing written notice to Lender.


                                   ARTICLE 7
                                 MISCELLANEOUS
                                 -------------

     7.1  Performance By Lender.  If Borrower shall default in the payment,
          ---------------------
performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith

(including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

     7.2  Successors and Assigns Included in Parties.  Whenever in this
          ------------------------------------------
Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

     7.3  Costs and Expenses.  Borrower agrees to pay all reasonable costs and
          ------------------
expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes, indebtedness taxes, and reasonable attorneys' fees, promptly upon demand of Lender. Borrower further agrees to pay all premiums for insurance required to be maintained by Borrower pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender.

     7.4  Assignment.  The Note, this Agreement and the other Loan Documents may
          ----------
be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note, and in such event Borrower shall continue to make payments due under the Loan Documents to Lender and Lender shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

     7.5  Time of the Essence.  Time is of the essence with respect to each and
          -------------------
every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

     7.6  Severability.  If any provision(s) of this Agreement or the
          ------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     7.7  Interest and Loan Charges Not to Exceed Maximum Allowed by Law.
          --------------------------------------------------------------
Anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the

Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto,
                                                                    ----------
the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

     7.8  Article and Section Headings; Defined Terms.  Numbered and titled
          -------------------------------------------
article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

     7.9  Notices.  Any and all notices, elections or demands permitted or
          -------
required to be made under this Agreement or any of the Loan Documents shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Lender is:     Sirrom Capital Corporation
                              Suite 200
                              500 Church Street
                              Nashville, TN 37219
                              Attention:  Kathy Harris
                              Telecopy:  615/726-1208

with a copy to:               Chambliss & Bahner, PLLC
                              1000 Tallan Building
                              Two Union Square
                              Chattanooga, TN 37402
                              Attention:  J. Patrick Murphy, Esq.
                              Telecopy:  423/265-9574

The Address of Borrower is:   Softsense Computer Products, Inc.
                              1000 Alderman Drive
                              Suite A
                              Alpharetta, GA 30202
                              Attention:  John Heyman
                              Telecopy:   770/772-3057

with a copy to:               Smith, Gambrell & Russell
                              Promenade II, Suite 3100
                              1230 Peachtree Street, N.E.
                              Atlanta, GA 30308
                              Attention:  John R. Schneider, Esq.
                              Telecopy:   404/815-3509

     7.10  Entire Agreement.  This Agreement and the other written agreements
           ----------------
between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by the Borrower were not based upon any fact or material provided by Lender, nor was the Borrower induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

     7.11  Governing Law and Amendments.  This Agreement and all of the Loan
           ----------------------------
Documents shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State except to the extent certain rights and privileges may be granted Lender under applicable federal laws in which event federal law shall control. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     7.12  Survival of Representations and Warranties.  All covenants,
           ------------------------------------------
representations and warranties contained herein or in any of the Loan Documents, or made by or furnished on behalf of the Borrower in connection herewith or any of the Loan Documents, shall survive the execution and delivery of this Agreement and all other Loan Documents and shall continue in full force and effect so long as the Obligations are unpaid.

     7.13  Jurisdiction and Venue. Borrower hereby consents to the non-exclusive
           ----------------------
jurisdiction of the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or any other Loan Documents or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

     7.14  Waiver of Trial by Jury.  LENDER AND BORROWER HEREBY WAIVE TRIAL BY
           -----------------------
JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

     7.15  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     7.16  Construction and Interpretation.  Should any provision of this
           -------------------------------
Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Borrower, Lender and their respective agents have participated in the preparation hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                              LENDER:
                              ------

                              SIRROM CAPITAL CORPORATION, a Tennessee
                              corporation


                              By: /s/ Kathy Harris
                                 -----------------------------------------
                              Title: Vice President
                                    --------------------------------------

                              BORROWER:
                              --------

                              SOFTSENSE COMPUTER PRODUCTS, INC., a Georgia corporation


                              By: /s/ John Heyman
                                 -----------------------------------------
                              Title: VP/CFO
                                    --------------------------------------